UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2015

CLEAR CHANNEL OUTDOOR

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 20, 2015, the board of directors of Clear Channel Outdoor Holdings, Inc. (the “Company”) declared a special cash dividend payable on January 7, 2016 to Class A and Class B stockholders of record at the closing of business on January 4, 2016, in an aggregate amount equal to $217.8 million. As the indirect parent of the Company, iHeartCommunications, Inc. will be entitled to receive approximately 90.1%, or approximately $196.2 million, of the proceeds from the dividend through its wholly-owned subsidiaries. The remaining approximately 9.9% of the proceeds from the dividend, or approximately $21.6 million, will be paid to the public stockholders of the Company.

The dividend will be funded from the net proceeds of the offering of $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 by Clear Channel International B.V., an indirect, wholly-owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: December 21, 2015	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Assistant General Counsel and Assistant Secretary

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